For Immediate Release

Contacts:

Joe Stapley	Sharon Kraun
EAU Technologies	Cohn, Overstreet & Parrish
678.384.3716	404.961.2242

EAU Technologies Announces the Release of Report by Catalyst Financial Resources

ATLANTA (June 19, 2008) - EAU Technologies, a leading provider of Electrolyzed Water - EMPOWERED WATERTM - for high-volume, business-to-business applications, today announced that an analyst’s report dated June 10, 2008 has been issued by Catalyst Financial Resources. Catalyst Financial Resources assists small-cap companies in gaining recognition in the financial marketplace.

EAU Technologies manufactures Empowered Water™ generators that employ electrolysis to produce high volumes of electrolyzed oxidative and reductive water for business to business applications. The generators use a unique combination of cell technology, salt and electricity to alter the molecular structure of water to create a non-toxic oxidized antimicrobial solution capable of killing many pathogens in less than a minute, while also creating an alkaline solution capable of replacing caustic cleaners and soaps without toxicity.

About EAU:

EAU Technologies, Inc. (EAU) is a supplier of Electrolyzed Water Technology (EW Technology marketed as Empowered Water™) and other complementary technologies with applications in diverse industries. EAU’s water-based and non-toxic solutions (at application concentration, the solutions are non-toxic to humans and live animals) may replace many of the traditional methods now used to clean, disinfect and nourish in large industries such as agriculture and food processing. EAU has solutions for existing bacteria, virus and mold proliferation threats. EAU continues to add innovative and efficacious products that offer a systemic approach to pathogen elimination in food processing plants and related industries, thereby producing safer foods while protecting the environment through “Green Technology.” EAU has developed patent pending systems that are being used on dairies to process drinking water for dairy herds. Studies and trials are showing promising results at improving animal digestion which shows signs of improved animal health and production. EAU uses terms like “green”, “natural”, “non-toxic” and “organic” based on our NAMSA studies that show no toxicity or cytotoxicity at levels as high as 70 ppm of HOCl. EAU uses only water, food grade electrolytes and electricity to create all of its solutions. The active ingredients in the solutions EAU creates through electrolysis are GRAS (generally regarded as safe) approved. Please visit our website and sign up to be emailed our press releases and public announcements. www.eau-x.com

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

Statements in this press release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments, and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may include without limitation, our expectations about the growth and the potential for the company, and Mr. Bradley’s abilities to lead the company in that growth. Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, risk associated with successfully developing our business in evolving markets, our need for additional capital, our continuing operating losses, the ability of our management to conduct distribution activities and sell products, possible failure to successfully develop new products, vulnerability to competitors due to lack of patents on our products, and other risk factors listed in our annual report on Form 10-KSB for the year ended December 31, 2007 and our other SEC reports. Forward-looking statements may be identified by terms such as “may,” “will,” “should,” “could,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “forecasts,” “potential,” or “continue,” or similar terms or the negative of these terms. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. The company has no obligation to update these forward-looking statements.

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